UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

CalAmp Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-12182	95-3647070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15635 Alton Parkway Suite 250
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 600-5600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On May 31, 2024, CalAmp Corp. (“CalAmp”) and its wholly-owned subsidiaries, CalAmp Wireless Networks Corporation, LoJack Global LLC and Synovia Solutions LLC (collectively, the “Company”) entered into a Restructuring Support Agreement (the “RSA”) with Lynrock Lake Master Fund LP (together with its direct and indirect affiliates, “Lynrock”), as lender under the Secured Term Loan Facility, and the holder of Secured Notes Claims (collectively, the “Consenting Lenders”). The RSA contemplates a financial restructuring of the Company’s debts by, among other things, (i) amending and restating the Secured Term Loan Facility with a lower interest rate and longer maturity date, (ii) converting the approximately $229 million of Convertible Senior Secured Notes held by Lynrock to equity, and (iii) paying allowed unsecured claims in full in cash or such other treatment so as to render such claims unimpaired. The Company will seek to effectuate the RSA through a joint prepackaged chapter 11 plan of reorganization (as amended, restated, supplemented or otherwise modified from time to time, the “Plan”) pursuant to which, among other things, the Company will become a private company. The Plan further contemplates that existing equity interests of CalAmp, including warrants, options, restricted stock units and preferred stock units, will be cancelled.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. Further, the foregoing description is subject to the risks and uncertainties and other factors set forth in the “Cautionary Statement Regarding Forward Looking Statements” included under Item 8.01 below.

Item 1.03. Bankruptcy or Receivership.

Chapter 11 Filing

On June 3, 2024 (the “Petition Date”), CalAmp and its wholly-owned subsidiaries, CalAmp Wireless Networks Corporation, LoJack Global LLC and Synovia Solutions LLC (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

The Debtors continue to operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors sought approval of a variety of “first day” motions containing customary relief intended to assure the Company’s ability to continue its ordinary course operations and make a smooth transition into Chapter 11.

The Company will seek an order (the “NOL Order”) regarding the Company’s common stock, par value $0.01 per share (the “Common Stock”). The NOL Order, if approved by the Bankruptcy Court, will be designed to assist the Debtors in preserving certain of their tax attributes by establishing, among other things, procedures (including notice requirements) that certain stockholders and potential stockholders must comply with regarding transfers of the Common Stock, as well as certain obligations with respect to notifying the Debtors of current stock ownership.

The Debtors will seek prompt confirmation of the Plan and to emerge from the Chapter 11 proceeding a significantly de-levered company.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://cases/stretto.com/CalAmp, a website administered by a third-party bankruptcy claims and noticing agent. The documents and other information on this website are not part of this Current Report on Form 8-K and shall not be deemed incorporated by reference herein.

The foregoing description is subject to the risks and uncertainties and other factors set forth in the “Cautionary Statement Regarding Forward Looking Statements” included under Item 8.01 below.

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2024, Jill Frizzley was appointed to the Company’s Board of Directors (the “Board”). Ms. Frizzley was appointed to serve for a term expiring at the Company’s 2024 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. The Board has determined that Ms. Frizzley qualifies as an independent director.

Ms. Frizzley currently serves as President of Wildrose Partners, LLC, an independent consulting company providing governance and related advisory services to corporations, a position she has held since 2019. Ms. Frizzley served as Counsel in the Business Finance &

Restructuring Group at Weil, Gotshal & Manges LLP from 2016-2019, and previously practiced in the Business Finance Group at Shearman & Sterling LLP from 2000-2016. Ms. Frizzley has served as a director on numerous public and private boards of directors.

In connection with her appointment to the Board, Ms. Frizzley and the Company entered into an Independent Director Agreement, dated as of May 22, 2024 (the “Independent Director Agreement”), pursuant to which Ms. Frizzley agreed to serve as a director of the Company. The Independent Director Agreement provides for a monthly fee of $35,000, without proration. This compensation is in lieu of the compensation Ms. Frizzley would otherwise be eligible to receive under the Company’s compensation program for non-employee directors.

The Board further approved the appointment of Ms. Frizzley to serve as the sole member of a special committee (the “Special Committee”). The purpose of this Special Committee is to investigate, review, and evaluate any matters of conflict, including (a) certain rights, authority, and powers in connection with any matters pertaining to any claims or causes of action of the Company in which a conflict of interest exists or is reasonably likely to exist between the Company (the “Conflict Matters”); and (b) the tasks of reviewing, negotiating, evaluating, opposing, prosecuting, litigating, proposing, approving and/or entering into settlement terms and conditions in response to, arising from, in connection with or related to the Conflict Matters. Ms. Frizzley’s appointment to the Special Committee was based upon the Board determination that she has no interest in any Conflict Matters and does not possess any material business, close personal relationships, or other affiliations, or any history of any such material business, close personal relationships, or other affiliations, with the Company or any of its equity holders, affiliates, directors, managers, officers, or other stakeholders that would cause her to be unable to exercise independent judgment based on the best interests of the Company or make decisions and carry out her responsibilities as a member of the Board.

There are no arrangements or understandings between Ms. Frizzley and any other person, pursuant to which Ms. Frizzley was selected as a director of the Company. There are no familial relationships between Ms. Frizzley and any director, executive officer or other employee of the Company. Ms. Frizzley has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On June 3, 2024, the Company issued a press release in connection with the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01. Other Events.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. In particular, the Company believes that its equity holders could experience a complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K, and certain materials CalAmp files with the SEC, as well as information included in oral statements or other written statements made or to be made by CalAmp, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to statements regarding the Chapter 11 Cases. These forward-looking statements are based on current expectations, estimates, assumptions, projections and management’s beliefs that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond CalAmp’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual outcomes and results to differ materially from such forward-looking statements include, but are not limited to, the following: risks attendant to the Chapter 11 bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 process; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Chapter 11 process and on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11); the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process, and the possibility that it may be unable to obtain any additional funding as needed; the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the effect of the Chapter 11 filings on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process and risks associated with third-party motions in Chapter 11; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; and the impact of litigation and regulatory proceedings. The Company’s business is subject to a number of risks, which are described more fully in CalAmp’s Annual Report on Form 10-K for the year ended February 28, 2023, as amended, its Quarterly Reports on Form 10-Q, and in its other filings with the SEC. CalAmp undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Restructuring Support Agreement, dated May 31, 2024, by and among CalAmp Corp. and certain of its subsidiaries, Lynrock Lake Master Fund LP, and the Consenting Noteholders.
99.1	Press Release of CalAmp Corp. dated June 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

Date:	June 3, 2024	By:	/s/ Jikun Kim
Jikun Kim Senior Vice President and CFO (Principal Financial Officer)